Exhibit 99.1

Investors and Media:

Shantanu Agrawal

630-824-1907

SUNCOKE ENERGY, INC. APPOINTS MARK W. MARINKO

AS SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

LISLE, Ill. (March 7, 2022)—SunCoke Energy, Inc. (NYSE: SXC) announced today that SunCoke’s Board of Directors has appointed Mark W. Marinko as the company’s Senior Vice President and Chief Financial Officer, effective March 7, 2022.

Marinko, 60, has more than 30 years of professional experience, during which he has held various roles specializing in accounting, finance, and business systems. From June 2014 until September 30, 2021, he was Senior Vice President and Chief Financial Officer of Great Lakes Dredge & Dock Corporation, a major provider of dredging services in the United States. In this role, Marinko was responsible for all accounting and financial aspects of the organization, including public company financial reporting, investor relations, audit, taxes, financial planning & analysis, treasury and internal controls. Prior to joining Great Lakes Dredge & Dock Corporation, from 2004 through 2013, Marinko was President of the Consumer Services division at TransUnion, LLC, a global provider of information and decision-processing services.

As SunCoke’s Chief Financial Officer, Marinko will lead the company’s finance organization and will be responsible for accounting, treasury, financial planning and analysis, tax, investor relations, risk management and information technology systems. He will report directly to Mike Rippey, SunCoke’s President and Chief Executive Officer.

“I am pleased to welcome Mark to our leadership team,” said Rippey. “He brings a diverse skill set to the company including strong analytics, communication, leadership, and project management abilities. His extensive experience leading the financial operations of an industrial business will be beneficial to SunCoke’s business and objectives.”

“I am thrilled to be joining the talented leadership team at SunCoke as its CFO,” said Marinko. “SunCoke has a strong business model, and I look forward to working with the team to execute on the company’s priorities and contribute to the company’s growth.”

Marinko holds a bachelor’s degree in Accounting and Business Administration from Augustana College in Rock Island, Illinois.

ABOUT SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements include statements that are not strictly historical facts, and include, among other things, statements regarding: our expectations of financial results, condition and outlook; anticipated effects of the COVID-19 pandemic and responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, our customers, our results of operations and financial condition; anticipated actions to be taken by management to sustain SunCoke during the economic uncertainty caused by the pandemic and related business actions; and anticipated actions by governments to contain the spread of COVID-19 or mitigate the severity thereof.

Forward-looking statements often may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should,” or the negative of these terms, or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SunCoke, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SunCoke; and changes in tax, environmental and other laws and regulations applicable to SunCoke’s businesses.

Currently, such risks and uncertainties also include: SunCoke’s ability to manage its business during and after the COVID-19 pandemic; the impact of the COVID-19 pandemic on SunCoke’s results of operations, revenues, earnings and cash flows; SunCoke’s ability to reduce costs and capital spending in response to the COVID-19 pandemic; SunCoke’s balance sheet and liquidity throughout and following the COVID-19 pandemic; SunCoke’s prospects for financial performance and achievement of strategic objectives following the COVID-19 pandemic; capital allocation strategy following the COVID-19-related outbreak; and the general impact on our industry and on the U.S. and global economy resulting from COVID-19, including actions by domestic and foreign governments and others to contain the spread, or mitigate the severity, thereof.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors, see SunCoke’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SunCoke’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward- looking statements.